Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Hartman vREIT XXI, Inc.

We hereby consent to the incorporation by reference in this Form S-11 Registration Statement (Registration Statement) of our report dated April 16, 2019 relating to the consolidated financial statements of Hartman vREIT XXI, Inc. and Subsidiaries (the Company) as of and for the years ended December 31, 2018 and 2017 included in the Company’s Annual Report (Form 10-K) filed with the Securities and Exchange Commission on April 16, 2019 and our report dated March 12, 2019 relating to the statement of revenues over certain operating expenses of Spectrum Building for the year ended December 31, 2017, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on March 12, 2019, which are incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
June 24, 2019